UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2014

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-11709	62-1180360
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One First Citizens Place
Dyersburg, Tennessee	38024
(Address of principal executive offices)	(Zip Code)

(731) 285-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On October 1, 2014, First Citizens Bancshares, Inc. (the “Company”) entered into a Loan Agreement, Pledge and Security Agreement, Promissory Note (Fixed Rate) and Promissory Note (Floating Rate) (collectively, the “Loan Documents”) with First Tennessee Bank, National Association (the “Lender”), pursuant to which the Lender has agreed to extend to  the Company two five-year term loans in the aggregate maximum principal amount of $12,000,000 (the “Credit Facilities”). The Loan Documents provide that the Credit Facilities will be repaid in quarterly installments of principal and interest based on a ten-year amortization schedule at a rate of interest as follows:

  the $6,000,000 five-year fixed rate loan will accrue interest at a fixed rate of 3.76%; and

  the $6,000,000 five-year floating rate loan will accrue interest at the 90 day rounded LIBOR plus 2%.

The Credit Facilities are secured by a pledge of 51% of the stock of First Citizens National Bank, the Company’s wholly owned subsidiary. The Loan Documents also contain a number of affirmative and negative covenants, including limitations on the incurrence of additional debt, liens on property, guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of our capital stock, relocation of the Company’s principal office, principal banking office, or principal registered office, and transactions with affiliates. The Company is using the proceeds of the Credit Facilities to finance a part of the cash portion of the merger consideration payable to shareholders of Southern Heritage Bancshares, Inc. as described below.

                The foregoing description of the Loan Documents is not complete and is qualified in its entirety by reference to the Loan Agreement, Pledge and Security Agreement, Promissory Note (Fixed Rate) and Promissory Note (Floating Rate), which are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

                On October 1, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that on October 1, 2014, the Company completed its previously announced acquisition of Southern Heritage Bancshares, Inc. (“Southern Heritage”) pursuant to the terms of the Agreement and Plan of Merger dated as of March 20, 2014, as amended (the “Merger Agreement”). In accordance with the Merger Agreement, Southern Heritage merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, Southern Heritage’s wholly owned subsidiary, Southern Heritage Bank (the “Bank”), became a wholly owned subsidiary of the Company.

                As of December 31, 2013, Southern Heritage had total assets of approximately $237 million and shareholders’ equity of approximately $30 million. The Bank is a full service commercial bank with three locations in Cleveland, Bradley County, Tennessee, and had total loans of approximately $139 million and deposits of approximately $206 million as of December 31, 2013.

                Following the closing of the Merger, all outstanding shares of Southern Heritage stock were converted into the right to receive an aggregate of (i) $16,085,903.75 in cash and (ii) 269,302 shares of Company common stock and 108,356 shares of Company Class A common stock, depending on the class of Southern Heritage stock held and subject to adjustment as set forth in the Merger Agreement. Southern Heritage shareholders who hold Southern Heritage common stock will receive Company common stock and Southern Heritage shareholders who hold Southern Heritage Class A common stock, Southern Heritage Class B common stock or Southern Heritage Series A preferred stock will receive Company Class A common stock.

                Each share of Southern Heritage stock issued and outstanding immediately prior to the effective time of the Merger was, subject to the election procedures and adjustments described in the Merger Agreement, converted into the right to receive (i) $12.25 in cash, plus (ii) 0.2876 of a share of Company stock. In lieu of the issuance of any fractional shares of Company stock, the Company will pay to each former Southern Heritage shareholder who would otherwise be entitled to receive any fractional shares an amount in cash determined by multiplying (i) $42.60 by (ii) the fraction of a share of Company common stock to which such holder would otherwise be entitled to receive.

                The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On October 1, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that pursuant to the terms of the Merger Agreement, on October 1, 2014, effective immediately following the effective time of the Merger, J. Lee Stewart, Southern Heritage’s former President and Chief Executive Officer, was appointed to the Company’s Board of Directors. Mr. Stewart has not yet been appointed to any committees of the Board. In addition to the stay-pay or retention bonus payment made to Mr. Stewart pursuant to the Merger Agreement, Mr. Stewart is a party to an Employment Agreement with the Company that provides for an initial annual base salary of $180,000, annual performance-based cash incentives and certain additional incentives. The foregoing description of Mr. Stewart’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.5 to this report and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

                On October 1, 2014, the Company issued a press release regarding its acquisition of Southern Heritage.  The press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 20, 2014, by and between First Citizens Bancshares, Inc. and Southern Heritage Bancshares, Inc., as amended. (a)

Exhibit 10.1	Loan Agreement, dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

Exhibit 10.2	Pledge and Security Agreement, dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

Exhibit 10.3	Promissory Note (Fixed Rate), dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

Exhibit 10.4	Promissory Note (Floating Rate), dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

Exhibit 10.5	Employment Agreement by and between First Citizens Bancshares, Inc. and Lee Stewart dated July 16, 2014. (b)

Exhibit 99.1	Press Release dated October 1, 2014.

(a)

Incorporated by reference to Annex A to the Proxy Statement/Prospectus included in First Citizens Bancshares, Inc.’s registration statement on Form S-4/A filed on August 21, 2014 (File No. 333-197512).

(b)	Incorporated by reference to Exhibit 10.7 to First Citizens Bancshares, Inc.’s registration statement on Form S-4 filed on July 18, 2014 (File No. 333-197512).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
Date: October 1, 2014	By:	/s/ Laura Beth Butler
Laura Beth Butler Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2014, by and between First Citizens Bancshares, Inc. and Southern Heritage Bancshares, Inc., as amended. (a)

10.1	Loan Agreement, dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

10.2	Pledge and Security Agreement, dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

10.3	Promissory Note (Fixed Rate), dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

10.4	Promissory Note (Floating Rate), dated as of October 1, 2014, by and between First Citizens Bancshares, Inc. and First Tennessee Bank, National Association.

10.5	Employment Agreement by and between First Citizens Bancshares, Inc. and Lee Stewart dated July 16, 2014. (b)

99.1	Press Release dated October 1, 2014.

(a)

Incorporated by reference to Annex A to the Proxy Statement/Prospectus included in First Citizens Bancshares, Inc.’s registration statement on Form S-4/A filed on August 21, 2014 (File No. 333-197512).

(b)	Incorporated by reference to Exhibit 10.7 to First Citizens Bancshares, Inc.’s registration statement on Form S-4 filed on July 18, 2014 (File No. 333-197512).